Mitek Announces Receipt of Notice from Nasdaq

SAN DIEGO, CA, May 12, 2023 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity and digital fraud prevention, today reported that it received a notice (the “Notice") on May 12, 2023 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Q2 Form 10-Q”) in a timely manner and because the Company remains delinquent in filing its Form 10-K for the year ended September 30, 2022 (the “Form 10-K”) and its Form 10-Q for the quarter ended December 31, 2022 (the "Q1 Form 10-Q").

In connection with its delinquent Form 10-K, on February 9, 2023, the Company submitted its plan to regain compliance with the Rule and in connection with its delinquent Q1 Form 10-Q, on March 1, 2023, submitted its updated plan to regain compliance with the Rule (as updated, the “Plan”). On March 15, 2023, the Company received an exception from Nasdaq to allow the Company until June 12, 2023 (the “Compliance Deadline”), or 180 days from the initial due date of the Form 10-K, to regain compliance by filing the Form 10-K and Q1 Form 10-Q. The Company is in the process of updating the Plan to include its plan to regain compliance with respect to the Q2 Form 10-Q on or before the Compliance Deadline. The Notice indicated that any staff exception to allow the Company to regain compliance, if granted, will be limited to the Compliance Deadline.

In response to the Notice, the Company intends to file the Form 10-K, Q1 Form 10-Q and Q2 Form 10-Q as promptly as possible in order to regain compliance with the Rule.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital identity and digital fraud prevention, with technology to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. More than 7,500 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Learn more at www.miteksystems.com.

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the filing of the Form 10-K, Q1 Form 10-Q, and Q2 Form 10-Q and its ability to regain compliance with the Nasdaq continued listing standards constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to file the Form 10-K, Q1 Form 10-Q and Q2 Form 10-Q and the Company’s ability to regain compliance with the Nasdaq continued listing standards.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as filed with the SEC on December 13, 2021 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com